SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

Nutriband Inc.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave. Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTRB	The Nasdaq Stock Market LLC
Warrants	NTRBW	The Nasdaq Stock Market LLC

 Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth below in Item 5.02 of this Current Report on Form 8-K with respect to stock options issued to directors and officers of the Company is incorporated by reference in this Item 3.02.

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

Issuance of Stock Options to Directors and Management

On August 16, 2022, the Board of Directors ratified and authorized the issuance the issuance of Option Award Agreements with respect option grants approved August 1, 2022 by the Compensation Committee, to officers and directors as set forth in the table below.

Name	No. of Shares*	Per Share Exercise Price (Fair value at August 1, 2022 approval date by Compensation Committee)*	Consideration
Gareth Sheridan, CEO	29,167	$4.50	Services rendered in fiscal 2023
Serguei Melnik, Chairman and President	29,167	$4.50	Services rendered in fiscal 2023
Gerald Goodman, Chief Financial Officer	23,333	$4.09	Services rendered in fiscal 2023
Alan Smith, Chief Operating Officer	11,667	$4.09	Services rendered in fiscal 2023
Jeff Patrick, Chief Scientific Officer	23,337	$4.09	Services rendered in fiscal 2023
Patrick Ryan, Chief Technical Officer	11,667	$4.09	Services rendered in fiscal 2023
Dianna Mather	8,750	$4.09	Services rendered in fiscal 2023

• As adjusted for 7-for-6 forward split of the common stock, effective August 12, 2022.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NUTRIBAND, INC.

Date: August 19, 2022	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer